UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2002

America First Associates corp.
(Exact name of registrant as specified in its charter)
Delaware		11-3246880
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
160 E 56th St. 6th Fl
New York, NY 10022
(Address of principal executive offices)
(212) 644-8520
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
On February 26, 2002, America First Associates corp., the "Company"), dismissed the accounting firm of Lerner & Sipkin, as the Company's independent auditor. Lerner & Sipkin reported on the Company's statements of financial condition as of January 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000. Lerner & Sipkin reports did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the above mentioned periods and through the date of this filing, the Company had no disagreements with Lerner & Sipkin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event.
The Company has provided the above disclosure to Lerner & Sipkin, and has requested that they furnish the Company with a letter addressed to the
Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. A copy of Lerner & Sipkin letter in response to this request is attached as an exhibit to this report.
On February 26, 2002, the Company retained the accounting firm of Linder & Linder as its new independent auditor to audit the Company's financial statements for the fiscal year ending December 31, 2002. Neither during the year ended December 31, 2002 and through the date of this filing, nor during the Company's most recent fiscal years, did the Company consult with Linder & Linder regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company.
The Company has provided Linder & Linder with a copy of this report prior to its filing with the Commission, and Linder & Linder agrees with the comments contained herein.
The above changes were approved by the Company's board of directors on February 26, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         (c) Exhibits
                 16.1  Letter from Lerner & Sipkin , dated February
                       26, 2002, to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned there unto duly authorized.

America First Associates corp.
February 26, 2002	By: /s/ Joseph Ricupero
Date	Joseph Ricupero, Chief Financial Officer